CHANGE IN TERMS AGREEMENT


Borrower:    Mendocino Brewing Company, Inc.          Lender: SAVINGS   BANK  OF
             PO Box 400                                       MENDOCINO   COUNTY
             Hopland, CA  95449                               MAIN  OFFICE  P.O.
                                                              Box 3600 200 North
                                                              School Street
                                                              Ukiah, CA 95482


Principal Amount:       $2,700,000              Date of Agreement: April 1. 1997

DESCRIPTION OF EXISTING INDEBTEDNESS. EXISTING LOAN NUMBER: 8010962256 IN THE ORIGINAL AMOUNT OF $2.700,000.00 DATED 9/25/95 WITH AN OUTSTANDING BALANCE ON IN THE AMOUNT OF $2,700,000.00, WITH INTEREST PAID TO 4/1/97.

DESCRIPTION OF COLLATERAL. 1. The outstanding obligation continues to be secured by a security interest in the property described in a Deed of Trust dated 9/25/97 in Book 2366,, Page 544 of Official Records, Mendocino County.

DESCRIPTION OF CHANGE IN TERMS. 1. Final maturity of the loan is hereby extended to 7/1/97. 2. Interest continues to be payable monthly commencing on 5/01/97 and monthly thereafter.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligations(s), remain unchanged and In full force and effect. Consent by Lender to this Agreement does not waive Lender's right to absolute performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It Is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS
OF  THIS  AGREEMENT.   BORROWER  AGREES  TO  THE  TERMS  OF  THE  AGREEMENT  AND
ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

   BORROWER:
   Mendocino Brewing Company, Inc.

   By:  __________________________________   By:  ______________________________
   Michael Laybourn, Chief Executive Officer      Norman Franks, Chief Financial
                                                  Officer